Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports Third Quarter 2024 Results
PHOENIX, Ariz. – (Business Wire) – October 30, 2024 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended September 29, 2024.
"The third quarter was another exceptional performance by our Sprouts team," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "We are driving robust traffic growth and continue to execute at a very high level. We remain confident in our long-term growth potential."
Third Quarter Highlights:
•Net sales totaled $1.9 billion; a 14% increase from the same period in 2023
•Comparable store sales growth of 8.4%
•Diluted earnings per share of $0.91; compared to diluted earnings per share of $0.64 and Adjusted diluted earnings per share of $0.65(1) in the same period in 2023
•Opened 9 new stores, resulting in 428 stores in 23 states as of September 29, 2024

(1)Adjusted diluted earnings per share, a non-GAAP financial measure, excludes the impact of certain special items. For the third quarter ended September 29, 2024, there were no adjustments due to special items. See the “Non-GAAP Financial Measures” section of this release for additional information about this item.
Leverage and Liquidity in Third Quarter 2024
•Ended the quarter with $310 million in cash and cash equivalents and zero balance on its $700 million revolving credit facility
•Repurchased 264 thousand shares of common stock for a total investment of $25 million, excluding excise tax
•Generated cash from operations of $520 million and invested $132 million in capital expenditures, net of landlord reimbursement, year-to-date thru September 29, 2024
Fourth Quarter and Full-Year 2024 Outlook
The following provides information on our fourth quarter 2024 outlook:
•Comparable store sales growth: 8.0% to 10.0%
•Adjusted diluted earnings per share: $0.67 to $0.71
The following provides information on our full-year 2024 outlook:
•Net sales growth: approximately 12.0%
•Comparable store sales growth: approximately 7.0%
•Adjusted EBIT: $490 million to $495 million
•Adjusted diluted earnings per share: $3.64 to $3.68

•Unit growth: 33 new stores; the openings of two Florida stores affected by Hurricane Milton are expected to be postponed to the first quarter of 2025
•Capital expenditures (net of landlord reimbursements): $205 million to $215 million
Third Quarter 2024 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, October 30, 2024, during which Sprouts executives will further discuss third quarter 2024 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on October 30, 2024. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.
Corporate Profile
True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 33,000 team members and operates more than 420 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net sales	$1,945,735	$1,713,282	$5,723,062	$5,138,839
Cost of sales	1,204,812	1,087,848	3,541,461	3,237,371
Gross profit	740,923	625,434	2,181,601	1,901,468
Selling, general and administrative expenses	580,332	502,801	1,676,470	1,486,961
Depreciation and amortization (exclusive of depreciation included in cost of sales)	34,408	31,802	98,129	99,834
Store closure and other costs, net	3,732	3,176	8,968	33,880
Income from operations	122,451	87,655	398,034	280,793
Interest (income) expense, net	(1,061)	1,698	(382)	6,058
Income before income taxes	123,512	85,957	398,416	274,735
Income tax provision	31,902	20,644	97,417	65,928
Net income	$91,610	$65,313	$300,999	$208,807
Net income per share:
Basic	$0.91	$0.64	$2.99	$2.03
Diluted	$0.91	$0.64	$2.97	$2.01
Weighted average shares outstanding:
Basic	100,148	101,881	100,560	102,844
Diluted	101,025	102,703	101,469	103,758

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$309,668	$201,794
Accounts receivable, net	25,073	30,313
Inventories	329,472	323,198
Prepaid expenses and other current assets	29,384	48,467
Total current assets	693,597	603,772
Property and equipment, net of accumulated depreciation	851,443	798,707
Operating lease assets, net	1,437,280	1,322,854
Intangible assets	208,060	208,060
Goodwill	381,750	381,741
Other assets	13,407	12,294
Total assets	$3,585,537	$3,327,428
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$198,246	$179,927
Accrued liabilities	206,153	164,887
Accrued salaries and benefits	81,528	74,752
Accrued income tax	1,392	—
Current portion of operating lease liabilities	127,558	126,271
Current portion of finance lease liabilities	1,147	1,032
Total current liabilities	616,024	546,869
Long-term operating lease liabilities	1,517,192	1,399,676
Long-term debt and finance lease liabilities	7,731	133,685
Other long-term liabilities	37,560	36,270
Deferred income tax liability	63,538	62,381
Total liabilities	2,242,045	2,178,881
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 100,039,217 shares issued and outstanding, September 29, 2024; 101,211,984 shares issued and outstanding, December 31, 2023	100	101
Additional paid-in capital	799,487	774,834
Retained earnings	543,905	373,612
Total stockholders’ equity	1,343,492	1,148,547
Total liabilities and stockholders’ equity	$3,585,537	$3,327,428

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Thirty-nine weeks ended
	September 29, 2024	October 1, 2023
Operating activities
Net income	$300,999	$208,807
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	103,881	103,668
Operating lease asset amortization	99,278	94,403
Impairment of assets	—	27,845
Share-based compensation	19,925	14,731
Deferred income taxes	1,170	(13,225)
Other non-cash items	3,116	596
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	30,273	10,070
Inventories	(6,275)	(11,322)
Prepaid expenses and other current assets	18,595	21,093
Other assets	219	3,870
Accounts payable	25,556	27,446
Accrued liabilities	37,877	19,027
Accrued salaries and benefits	6,777	4,509
Accrued income tax	1,392	—
Operating lease liabilities	(122,646)	(103,787)
Other long-term liabilities	214	1,294
Cash flows from operating activities	520,351	409,025
Investing activities
Purchases of property and equipment	(161,687)	(165,016)
Payments for acquisition, net of cash acquired	—	(13,032)
Cash flows used in investing activities	(161,687)	(178,048)
Financing activities
Payments on revolving credit facilities	(125,000)	(100,000)
Payments on finance lease liabilities	(840)	(749)
Repurchase of common stock	(129,698)	(180,415)
Proceeds from exercise of stock options	4,729	8,844
Cash flows used in financing activities	(250,809)	(272,320)
Increase/(decrease) in cash, cash equivalents, and restricted cash	107,855	(41,343)
Cash, cash equivalents, and restricted cash at beginning of the period	203,870	295,192
Cash, cash equivalents, and restricted cash at the end of the period	$311,725	$253,849

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT, and Adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT and Adjusted diluted earnings per share exclude the impact of certain specified special items. The Company reported these adjusted measures to provide additional information with respect to the impact of store closure costs and certain other items during the thirteen and thirty-nine weeks ended October 1, 2023. There were no such material adjustments during the thirteen and thirty-nine weeks ended September 29, 2024.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of (i) Adjusted gross margin to gross margin, (ii) Adjusted EBITDA and Adjusted EBIT to net income and (iii) Adjusted diluted earnings per share to diluted earnings per share, in each case, for the thirteen and thirty-nine weeks ended September 29, 2024 and October 1, 2023:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Gross profit	$740,923	$625,434	$2,181,601	$1,901,468
Special items (1)	—	1,302	—	2,955
Adjusted gross profit	$740,923	$626,736	$2,181,601	$1,904,423
Gross margin	38.1%	36.5%	38.1%	37.0%
Adjusted gross margin	38.1%	36.6%	38.1%	37.1%

Net income	$91,610	$65,313	$300,999	$208,807
Income tax provision	31,902	20,644	97,417	65,928
Interest (income) expense, net	(1,061)	1,698	(382)	6,058
Earnings before interest and taxes (EBIT)	122,451	87,655	398,034	280,793
Special items (2)	—	2,392	—	46,034
Adjusted EBIT	122,451	90,047	398,034	326,827

Depreciation, amortization and accretion, adjusted for special items	36,125	33,655	103,881	97,789
Adjusted EBITDA	$158,576	$123,702	$501,915	$424,616

Net income	$91,610	$65,313	$300,999	$208,807
Special items, net of tax (2)	—	1,780	—	34,272
Adjusted net income	$91,610	$67,093	$300,999	$243,079
Diluted earnings per share	$0.91	$0.64	$2.97	$2.01
Adjusted diluted earnings per share	$0.91	$0.65	$2.97	$2.34

Diluted weighted average shares outstanding	101,025	102,703	101,469	103,758
(1)For the thirteen and thirty-nine weeks ended September 29, 2024, there were no special items. For the thirteen and thirty-nine weeks ended October 1, 2023, special items included approximately $1 million and $3 million, respectively, in Cost of sales related to store closures and our supply chain transition.
(2)For the thirteen and thirty-nine weeks ended September 29, 2024, there were no special items. For the thirteen weeks ended October 1, 2023, special items included approximately $1 million in Selling, general and administrative expenses primarily related to store closures and $1 million in Cost of sales related to our supply chain transition. For the thirty-nine weeks ended October 1, 2023, special items included approximately $28 million in Store Closure and other costs, net primarily related to impairment charges and $6 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures, $9 million in Selling, general and administrative expenses related to store closures, our supply chain transition and acquisition related costs, and $3 million in Cost of sales related to store closures and our supply chain transition. After-tax impact included the tax benefit on the pre-tax charge.
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Source: Sprouts Farmers Market, Inc
Phoenix, AZ
10/30/24